Exhibit 10.22
FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT
THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), effective as of December 31, 2010, is by and between Oxford Resources GP, LLC, a Delaware limited liability company (“Company”), and Daniel M. Maher (“Executive”).
RECITALS:
A. Under that certain Employment Agreement by and between Company and Executive, executed on August 1, 2010 and effective as of January 1, 2011 (the “Employment Agreement”), Executive is being employed as the Senior Vice President and Chief Legal Officer of Company effective as of January 1, 2011 (the “Effective Date”).
B. Under paragraph 3.2(iv) of the Employment Agreement, Company agreed that, from and after the Effective Date, Executive would have a profits participation interest in Company in the form of Class B Units, and the number of such Class B Units was specified as a percentage of the outstanding equity of Company as of the Effective Date.
C. At the request of Executive, Company and Executive now wish to amend paragraph 3.2(iv) of the Employment Agreement to provide for the exact number of Class B Units constituting Executive’s profits participation interest in Company, which number is different than the number of Class B Units that would have been issued but for this Amendment.
D. Accordingly, Company and Executive are entering into this Amendment for such purpose.
AGREEMENT:
In consideration of the premises and the mutual covenants and agreements set forth below, and for other good and valuable consideration not specified herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the second sentence of paragraph 3.2(iv) of the Employment Agreement shall be and hereby is amended and restated in its entirety to read as follows:
The number of Class B Units of Company to be granted to Executive pursuant to this paragraph shall be 6.344039 Class B Units of Company, which such grant will constitute approximately 0.4728% of Company’s equity outstanding as of the Effective Date after taking into account all Class B Units of Company granted on the Effective Date.
IN WITNESS WHEREOF, the parties have set their hands hereto as of the date first above written.
Oxford Resources GP, LLC

By:	/s/ Charles C. Ungurean	/s/ Daniel M. Maher

	Name: Charles C. Ungurean	Name: Daniel M. Maher
Title: President and Chief Executive Officer